  SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2010

AJS BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Federal (State or Other Jurisdiction of Incorporation)	000-33405 (Commission File Number)	36-4485429 (I.R.S. Employer Identification No.)

14757 South Cicero Avenue, Midlothian, Illinois	60445
(Address of principal executive offices)	(Zip Code)

(708) 687-7400
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 17, 2010 AJS Bancorp, Inc. (the “Company”) announced that Lyn Rupich, the Company’s President, would resign from her positions with the Company, its mutual holding company parent and subsidiary bank, effective October 8, 2010 in order to pursue other endeavors.  The Board of Directors has appointed Thomas R. Butkus, the Company’s Chief Executive Officer as President effective October 8, 2010.  Mr. Butkus previously served as President and Chief Executive Officer from 1983 to 2002 and remained Chief Executive Officer during Ms. Rupich’s tenure as President.

In connection with Ms. Rupich’s resignation, the Company and Ms. Rupich entered into a Resignation and Release Agreement that is attached as Exhibit 10.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not Applicable
(b)	Pro Forma Financial Information: Not Applicable
(c)	Shell Company Transactions: Not Applicable
(d)	Exhibits: Exhibit 10.1 Resignation and Release Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AJS BANCORP, INC.

Date: September 21, 2010	By: /s/ Lyn G. Rupich
Lyn G. Rupich
President/Chief Operating Officer